Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-191473 and 333-238078 on Form S-8 and Registration Statement No. 333-256825 on Form S-3 of our report dated April 17, 2023, relating to the consolidated financial statements of United Insurance Holdings Corp. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 17, 2023